CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                                               * * * * *
         American Drug Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY to the Secretary of State of the Sate of Delaware that:

         FIRST: That the Board of Directors of American Drug Company, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Corporation and its stockholders that Article First of the Certificate of Incorporation of the Corporation be amended (the "Amendment") in its entirety to read as follows:

              FIRST.     The name of the Corporation is

                            Five Star Products, Inc.

         SECOND: That thereafter, pursuant to a resolution of its Board of Directors, an Annual Meeting of the Stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

         THIRD:   The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, American Drug Company has caused this Certificate of Amendment to be signed in its name and on its behalf by its Corporate Secretary this 28th day of July, 1999. The undersigned officer of American Drug Company acknowledges, under the penalties for perjury, that this Certificate of Amendment of the Certificate of Incorporation is the corporate act of said Corporation and that, to the best of her knowledge, information and belief, the matters set forth herein are true in all material respects.

                                        AMERICAN DRUG COMPANY



                                        BY:   ______________________________
                                              Lydia M. DeSantis
                                              Corporate Secretary